Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Macquarie Equipment Leasing Fund, LLC (the “Fund”) on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Papatsos, Principal Accounting Officer of the Fund, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Fund.

/S/ John Papatsos
Name: John Papatsos
Title: Principal Financial Officer of the Manager and
Principal Accounting Officer of the Registrant

Date: March 1, 2016

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.